Exhibit 99.1

KLDiscovery Inc. Achieves Highest Quarterly Revenue

in Company History with an increase of 27% in Q2 2021 vs. Q2 2020

McLEAN, Va.—August 11, 2021 —   KLDiscovery Inc. (“KLDiscovery”, “KLD” or the “Company”), a leading provider of global electronic discovery, information governance and data recovery technology solutions, announced today that revenue for the second quarter ended June 30, 2021 was $81.7 million versus $64.4 million in the second quarter of 2020, an increase of $17.3 million or 27% year-over-year.

Net loss for the second quarter of 2021 was $8.9 million compared to $14.9 million in the second quarter of 2020, an improvement of 41%. EBITDA for the second quarter of 2021 was $13.7 million versus $10.4 million in the second quarter of 2020, an increase of 31%. Adjusted EBITDA (which excludes management fees and stock-based compensation, change in fair value of warrants, acquisition financing and transaction costs and other items as described below) for the second quarter of 2021 was $17.7 million compared to $12.2 million in the second quarter of 2020, an increase of 46%. Reconciliations of EBITDA and Adjusted EBITDA to their most comparable GAAP measure are shown in detail below, along with definitions for those terms.

“The powerful combination of our holistic software solution, unparalleled proprietary technology, and commitment to excellent customer service drove another outstanding quarter of financial results as we continue to make significant investments in our technology solutions,” said Christopher Weiler, CEO of KLDiscovery Inc. “The second quarter was the highest quarter of revenue in Company history as revenue increased for the fourth consecutive quarter to a record $81.7 million, representing growth of 27% in revenue year-over-year and very strong sequential growth of 8.2% over first quarter 2021. We also achieved a 41% improvement in net loss over the second quarter of 2020 along with a 31% increase in EBITDA and a 46% increase in Adjusted EBITDA for the same period. We ended the second quarter of 2021 with $42.9 million in cash and cash equivalents and nothing drawn on our $40 million revolving credit facility.”

Mr. Weiler continued, “As expected, we are seeing the beginnings of a strong recovery in the legal industry and our preparation over the past 18 months positions us to achieve great financial results in 2021 and beyond. We continue to gain significant market share as more clients enjoy the benefits of our limitless accessibility while we deliver a fully-integrated and seamless software solution supported by our 24/7/365 client service. The evolution of Nebula Ecosystem, our proprietary technology platform, remains a top investment priority. We had our best quarter ever for Nebula as revenue in the second quarter was up 77% year-over-year.”

2020-2021 Quarterly Results

	2020 (unaudited)				2021 (unaudited)
	Q1	Q2	Q3	Q4	Q1	Q2
Revenue	78.3	64.4	72.3	74.6	75.5	81.7
Net loss	(12.5)	(14.9)	(12.7)	(9.8)	(14.9)	(8.9)

Net loss per share (basic and diluted)	$(0.29)	$(0.35)	$(0.30)	$(0.23)	$(0.35)	$(0.21)
Weighted average outstanding shares (basic and diluted)	42.5	42.5	42.5	42.5	42.6	42.6

EBITDA	12.5	10.4	12.3	14.3	15.1	13.7
Adjusted EBITDA	15.0	12.2	16.7	19.4	15.4	17.7
(in millions except per share data)

2021 Outlook

As previously announced, KLDiscovery is currently limited in its ability to accurately predict what the financial impact will be from the COVID-19 pandemic. KLDiscovery is not providing full-year 2021 guidance until it gains additional data points about the total operational impact of the COVID-19 pandemic.

Earnings Conference Call

Management will conduct a conference call at 8:30 AM ET on Thursday, August 12, 2021 to discuss results for the second quarter of 2021. The audio portion of the conference call will be broadcast live over the Internet in the Investors section of KLDiscovery's website https://investors.kldiscovery.com.

To join the conference call by telephone, please register via the following link:

http://www.directeventreg.com/registration/event/8175146

Once registered, you will receive an email with Direct Entry and Registrant ID along with dial-in details. An audio recording of the conference call will be available for replay shortly after the call's completion and will remain available for two weeks following the call. To access the recorded conference call, please dial (800) 585-8367 (from the U.S. and Canada) or (416) 621-4642 (from all other countries) using access code 8175146 or visit the Investors section of the KLDiscovery website at https://investors.kldiscovery.com.

KLDiscovery Inc.
Condensed Consolidated Statements of Comprehensive Loss
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(unaudited)		(unaudited)

Revenues...................................................................................	$81,650	$64,381	$157,100	$142,652
Cost of revenues....................................................................	40,887	34,214	78,309	73,734
Gross profit..........................................................................	40,763	30,167	78,791	68,918

Operating expenses
General and administrative......................................................	16,573	12,400	32,013	28,253
Research and development....................................................	2,400	1,639	4,571	3,306
Sales and marketing................................................................	10,116	8,660	19,573	20,305
Depreciation and amortization.................................................	7,483	8,985	15,124	17,901
Total operating expenses.....................................................	36,572	31,684	71,281	69,765

Income (loss) from operations.............................................	4,191	(1,517)	7,510	(847)

Other (income) expenses
Other expense........................................................................	11	63	25	91
Change in fair value of Private Warrants................................	254	-	(1,715)	-
Interest expense.....................................................................	12,535	12,970	24,792	25,932
Loss on debt extinguishment..................................................	-	-	7,257	-
Loss before income taxes...................................................	(8,609)	(14,550)	(22,849)	(26,870)
Income tax provision	256	368	872	574

Net loss................................................................................	$(8,865)	$(14,918)	$(23,721)	$(27,444)

Other comprehensive income (loss), net of tax
Foreign currency translation................................................	715	2,733	(1,747)	(1,695)
Total other comprehensive income (loss), net of tax.................	715	2,733	(1,747)	(1,695)
Comprehensive loss...................................................................	$(8,150)	$(12,185)	$(25,468)	$(29,139)

Net loss per share - basic and diluted.......................................	$(0.21)	$(0.35)	$(0.56)	$(0.65)

Weighted average shares outstanding - basic and diluted........	42,560,117	42,529,017	42,555,105	42,529,017
•

In Q1 2021, the Company determined that the 6,350,000 private warrants issued in connection with the consummation of the Business Combination in December 2019 which were originally accounted for using equity accounting, should be accounted for using liability accounting in accordance with Accounting Standard Codification ASC 815-40, Derivatives and Hedging: Contracts on an Entity’s Own Equity. The Company corrected this error in Q1 2021 and going forward the warrant liabilities will be measured at fair value on a recurring basis, with changes in fair value presented within change in fair value of private warrants in the Consolidated Statement of Comprehensive Loss.

Reconciliation of Non-GAAP Financial Matters
(in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net Loss	$(8,865)	$(14,918)	$(23,721)	$(27,444)
Interest expense	12,535	12,970	24,792	25,932
Income tax expense	256	368	872	574
Depreciation and amortization expense	9,734	11,979	19,549	23,816
Debt extinguishment costs	—	—	7,257	—
EBITDA	$13,660	$10,399	$28,749	$22,878
Acquisition, financing and transaction costs	1,235	206	2,017	291
Strategic initiatives:
Sign-on bonus amortization	—	—	—	188
Non-recoverable draw	—	—	—	304
Total strategic initiatives	—	—	—	492
Stock compensation and other	1,074	870	2,107	1,750
Change in fair value of Private Warrants	254	—	(1,715)	—
Restructuring costs	1,027	128	1,032	718
Systems establishment	489	560	917	1,046
Adjusted EBITDA	$17,739	$12,163	$33,107	$27,175

Note:

•

Acquisition, financing and transaction costs include earn-out valuation changes, rating agency fees, letter of credit and revolving facility fees, as well as professional service fees and direct expenses related to acquisitions.

•	Strategic initiatives include the costs resulting from pursuing strategic business opportunities.
•	Management fees, stock compensation & other includes consulting fees and expenses related to the Company’s stock compensation plan.
•	Change in fair value of warrants relates to changes in the fair market value of the private warrants issued in conjunction with the business combination.
•

Restructuring costs include non-ordinary course costs incurred in connection with a change in a contract or a change in the makeup of our personnel, often related to an acquisition, such as severance payments, recruiting fees and retention charges.

•

Systems establishment costs relate to non-ordinary course expenses incurred to develop our IT infrastructure, including expenses related to IT infrastructure build-out, system automation and ERP implementation.

KLDiscovery Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2021	December 31, 2020
	(Unaudited)
Current assets
Cash and cash equivalents	$42,879	$51,201
Accounts receivable, net of allowance
for doubtful accounts of $9,902 and $8,513, respectively	95,699	83,985
Prepaid expenses	10,768	7,175
Other current assets	914	709
Total current assets	150,260	143,070
Property and equipment
Computer software and hardware	74,137	72,211
Leasehold improvements	27,201	27,271
Furniture, fixtures and other equipment	3,174	3,365
Accumulated depreciation	(81,911)	(77,697)
Property and equipment, net	22,601	25,150
Intangible assets, net	99,282	109,733
Goodwill	397,665	399,085
Other assets	2,395	2,708
Total assets	$672,203	$679,746
Current liabilities
Current portion of long-term debt, net	$3,000	$10,948
Accounts payable and accrued expense	35,044	33,504
Current portion of contingent consideration	733	695
Deferred revenue	3,829	3,955
Total current liabilities	42,606	49,102
Long-term debt, net	496,721	472,600
Deferred tax liabilities	7,858	7,335
Other liabilities	9,991	8,488
Total liabilities	557,176	537,525
Commitments and contingencies
Stockholders' equity
Common stock
$0.0001 par value, - 200,000,000 shares authorized as of June 30, 2021 and December 31, 2020; 42,637,315 and 42,529,017 issued and outstanding as of June 30, 2021 and December 31, 2020, respectively.	4	4
Preferred Stock
$0.0001 par value, 1,000,000 shares authorized, zero shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	383,661	385,387
Accumulated deficit	(279,145)	(255,424)
Accumulated other comprehensive income	10,507	12,254
Total stockholders' equity	115,027	142,221
Total liabilities and stockholders' equity	$672,203	$679,746

KLDiscovery Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	For The Six Months Ended June 30,
	2021	2020
Operating activities
Net loss	$(23,721)	$(27,444)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	19,549	23,816
Non-cash interest	9,480	9,428
Loss on extinguishment of debt	7,257	-
Stock-based compensation	1,996	1,639
Provision for losses on accounts receivable	1,916	2,155
Deferred income taxes	522	296
Change in fair value of contingent consideration	37	58
Change in fair value of Private Warrants	(1,715)	—
Changes in operating assets and liabilities:
Accounts receivable	(13,637)	5,866
Prepaid expenses and other assets	(3,109)	(6,519)
Accounts payable and accrued expenses	(996)	(711)
Deferred revenue	(114)	146
Net cash (used in) provided by operating activities	(2,535)	8,730
Investing activities
Acquisitions, net of cash acquired	—	(3,124)
Purchases of property and equipment	(7,343)	(5,875)
Net cash used in investing activities	(7,343)	(8,999)
Financing activities
Issuance of common stock	38	—
Revolving credit facility - draws	—	29,000
Revolving credit facility - repayments	—	(29,000)
Payments for capital lease obligations	(572)	(455)
Debt acquisition costs	(2,031)	—
Proceeds long-term debt, net of original issue discount	294,000	—
Retirement of debt	(289,000)	—
Payments on long-term debt	(750)	(8,500)
Net cash provided by (used in) financing activities	1,685	(8,955)

Effect of foreign exchange rates	(129)	(84)
Net increase in cash	(8,322)	(9,308)
Cash at beginning of period	51,201	43,407
Cash at end of period	$42,879	$34,099

Supplemental disclosure:
Cash paid for interest	$20,110	$17,248
Income tax refunds	$(450)	$(297)

Significant non-cash investing and financing activities
Purchases of property and equipment in accounts payable and accrued expenses on the consolidated balance sheets	$159	$193

Investor Contacts:

Dawn Wilson

(703) 520-1498

dawn.wilson@kldiscovery.com

Richard Simonelli

(410) 200-1967

richard.simonelli@kldiscovery.com

Media Contact:
Krystina Jones
(888) 811-3789
krystina.jones@kldiscovery.com

About KLDiscovery

KLDiscovery provides technology solutions to help law firms, corporations, government agencies and consumers solve complex data challenges. The company has 33 locations, 9 data centers and 18 data recovery labs across 18 countries and is a global leader in delivering best-in-class eDiscovery, information governance and data recovery solutions to support the litigation, regulatory compliance, internal investigation and data recovery and management needs of our clients. Serving clients for over 30 years, KLDiscovery offers data collection and forensic investigation, early case assessment, electronic discovery and data processing, application software and data hosting for web-based document reviews, and managed document review services. In addition, through its global Ontrack Data Recovery business, KLDiscovery delivers world-class data recovery, email extraction and restoration, data destruction and tape management. KLDiscovery has been recognized as one of the fastest growing companies in North America by both Inc. Magazine (Inc. 5000) and Deloitte (Deloitte's Technology Fast 500) and CEO Chris Weiler was recognized as a 2014 Ernst & Young Entrepreneur of the Year™. Additionally, KLDiscovery is a Relativity Certified Partner and maintains ISO/IEC 27001 Certified data centers around the world. For more information, please email info@kldiscovery.com or visit www.kldiscovery.com.

This press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934 and the United States Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding KLDiscovery’s future financial and business performance, attractiveness of KLDiscovery’s product offerings and platform and the value proposition of KLDiscovery’s products, are forward-looking statements. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside KLDiscovery’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: KLDiscovery’s potential failure to comply with privacy and information security regulations governing the client datasets it processes and stores; the outbreak of disease or similar public health threat, such as COVID-19; KLDiscovery’s ability to operate in highly competitive markets, and potential adverse effects of this competition; risk of decreased revenues if KLDiscovery does not adapt its pricing models; the ability to deliver products and services following a disaster or business continuity event; potential disruption of KLDiscovery’s products, offerings, website and networks; the ability to attract, motivate and retain qualified employees, including members of KLDiscovery’s senior management team; the ability to maintain a high level of client service and expand operations;

potential issues with KLDiscovery’s product offerings that could cause legal exposure, reputational damage and an inability to deliver services; KLDiscovery’s ability to develop new products, improve existing products and adapt its business model to keep pace with industry trends; risk that KLDiscovery’s products and services fail to interoperate with third-party systems; potential unavailability of third-party technology that KLDiscovery uses in its products and services; difficulties resulting from KLDiscovery’s implementation of new consolidated business systems; the ability to comply with various trade restrictions, such as sanctions and export controls, resulting from KLDiscovery’s international operations; potential intellectual property infringement claims; and KLDiscovery’s substantial indebtedness. These risks and other factors discussed in the “Risk Factors” section of KLDiscovery’s Annual Report on Form 10-K filed with the Securities Exchange Commission (“SEC”) and any other reports KLDiscovery files with the SEC could cause actual results to differ materially from those expressed or implied by forward-looking statements made by KLDiscovery or on our behalf.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. All statements speak only as of the date made, and unless legally required, KLDiscovery undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), this earnings press release includes additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including EBTIDA and Adjusted EBITDA. Our management believes that these measures are relevant and provide useful supplemental information to investors by providing a baseline for evaluation and comparing our operating performance against that of other companies in our industry.

We believe these non-GAAP financial measures reflect our ongoing operating performance because the isolation of non-cash charges, such as amortization and depreciation, and other items, such as interest, income taxes, management fees and equity compensation, acquisition and transaction costs, restructuring costs, systems establishment and costs associated with strategic initiatives which are incurred outside the ordinary course of our business, provides information about our cost structure and helps us to track our operating progress. We encourage investors and potential investors to carefully review the GAAP financial information and compare them with our EBITDA and adjusted EBITDA. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies and in the future, we may disclose different non-GAAP financial measures in order to help our investors meaningfully evaluate and compare our results of operations to our previously reported results of operations or to those of other companies in our industry.

Adjusted EBITDA

We define EBITDA as net income (loss) plus interest (income) expense, income tax expense (benefit), depreciation and amortization. We view adjusted EBITDA as our operating performance measure and as such, we believe that the most directly comparable GAAP financial measure is net loss. In calculating adjusted EBITDA, we exclude from net loss certain items that we believe are not reflective of our ongoing business and exclusion of these items allows us to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions:

•

Acquisition, financing and transaction costs generally represent non-ordinary course earn-out valuation changes, rating agency fees, letter of credit and revolving facility fees, as well as professional service fees and direct expenses related to acquisitions. Because we do not acquire businesses on a predictable cycle, we do not consider the amount of acquisition- and integration-related costs to be a representative component of the day-to-day operating performance of our business.

•

Strategic initiatives expenses relate to costs resulting from pursuing strategic business opportunities. We do not consider the amounts to be representative of the day-to-day operating performance of our business.

•

Stock compensation and other primarily represents portions of compensation paid to our employees and executives through stock-based instruments. Determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expenses recorded may not align with the actual value realized upon the future exercise or termination of the related stock-based awards. Therefore, we believe it is useful to exclude stock-based compensation to better understand the long-term performance of our core business.

•

Change in fair value of private warrants relates to changes in the fair market value of the Private Warrants issued in conjunction with the Business Combination. We do not consider the amount to be representative of a component of the day-to-day operating performance of our business.

•

Restructuring costs generally represent non-ordinary course costs incurred in connection with a change in a contract or a change in the makeup of our personnel often related to an acquisition, such as severance payments, recruiting fees and retention charges. We do not consider the amount of restructuring costs to be a representative component of the day-to-day operating performance of our business.

•

Systems establishment costs relate to non-ordinary course expenses incurred to develop our IT infrastructure, including system automation and enterprise resource planning system implementation. We do not consider the amount to be representative of a component of the day-to-day operating performance of our business.